Exhibit 10(b)

Limited Waiver of Contract Provision

     WHEREAS, Huntington Preferred Capital Holdings, Inc. (“Holdings”) acquires from time to time participation interests in loans originated by the The Huntington National Bank (the “Bank”) and its affiliates under a Second Amended and Restated Loan Participation Agreement between Holdings and the Bank dated March 30, 2004 (the “Holdings Participation Agreement”); and

     WHEREAS, HPC Holdings — III, Inc. (“Holdings -III”) acquires from time to time participation interests in loans originated by the Bank and its affiliates under an Amended and Restated Loan Subparticipation Agreement between Holdings - III and Holdings dated March 30, 2004 (the “Holdings — III Subparticipation Agreement”);

     WHEREAS, Huntington Preferred Capital, Inc. (the “Corporation”) acquires from time to time participation interests in loans originated by the Bank and its affiliates under a Second Amended and Restated Loan Subparticipation Agreement between the Corporation and Holdings dated March 30, 2004, an Amended Loan Subparticipation Agreement between the Corporation and Holdings-III dated March 30, 2004, (collectively, the “HPCI Subparticipation Agreements”), and an Amended Loan Participation Agreement between the Corporation and the Bank dated March 30, 2004 (the “HPCI Participation Agreement”); and

     WHEREAS, pursuant to the terms of the Holdings Participation Agreement, the Holdings — III Subparticipation Agreement, the HPCI Subparticipation Agreements and the HPCI Participation Agreement (collectively the “Agreements”), at the time of any transfer of a participation interest, the transferor will assign to transferee transferee’s share of the transferor’s right, title and interest in the loans including any associated origination fees; and

     WHEREAS, pursuant to the terms of the Agreements, the Bank performs servicing of the loans underlying the participations held by the transferees in exchange for a loan servicing fee; and

     WHEREAS, the amount and terms of the loan servicing fee payable to the Bank are determined from time to time by the mutual agreement of the Bank and the Corporation in the case of participation interests transferred under the HPCI Participation Agreement, and by the mutual agreement of the Bank and Holdings in the case of participation interests transferred under each of the other Agreements, and shall be subject to review and adjustment at any time.

     WHEREAS, the Corporation is the ultimate transferee of the participation interests transferred under all of the Agreements; and

     WHEREAS, the Corporation has determined in connection with its recent review of loan servicing fees that, in lieu of paying higher servicing fees to the Bank with respect to commercial and commercial real estate loans, the Corporation will waive its right as transferee to receive any origination fees associated with participation interests in commercial and commercial real estate loans transferred on or after July 1, 2004, until such time as loan servicing fees are reviewed in the year 2005.

     NOW, THEREFORE, the undersigned hereto agree as follows:

1.	The Corporation, Holdings, and Holdings — III each agree to waive their respective rights as transferees under the Agreements to receive any origination fees associated with participation interests in commercial and commercial real estate loans transferred on or after July 1, 2004, until such time as this waiver is terminated by the subsequent agreement of each of the Corporation, Holdings, and Holdings — III.

2.	This waiver does not effect the transfer of origination fees with respect to loan participation interests in loans other than commercial and commercial real estate loans.

Huntington Preferred Capital, Inc.

By	/s/ Karen D. Roggenkamp

Name	Karen D. Roggenkamp
Title:	Vice President
Date:	August 12, 2004

Huntington Preferred Capital Holdings, Inc

By	/s/ Cindy Keitch

Name	Cindy Keitch
Title:	President
Date:	September 24, 2004

HPC Holdings — III, Inc

By	/s/ Mindy Riddle

Name	Mindy Riddle
Title:	Assistant Vice President
Date:	August 12, 2004

Acknowledged by:	The Huntington National Bank

	By	/s/ Edward J. Kane

	Name	Edward J. Kane
	Title:	Senior Vice President
	Date:	August 12, 2004